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                              CONSULTING AGREEMENT


         CONSULTING AGREEMENT (this "Agreement") dated as of April 1, 2006, between Turbodyne Technologies, Inc., (the "Company"), a Nevada corporation, and Stamford Research LLC, a New Mexico limited liability company ("Consultant").

                                  INTRODUCTION

         WHEREAS, the Company is having financial and operational difficulties and desires to engage a Consultant to assist it with various functions as requested by the Company from time to time , including but not limited to providing Albert Case ("Designated Consulting Executive") to act as chief executive officer ("CEO") and president of the Company or such other substituted executive position or positions as determined by the "Senior Officer", as hereinafter defined, or the Board of Directors of the Company ("Other Executive Positions") ;

         WHEREAS, Consultant, directly, or through Designated Consulting Executive, has experience in the business of the Company and Designated Consulting Executive is qualified to fulfill the roles of CEO and president or Other Executive Positions and desires to render consulting and advisory services to the Company and to provide the services of Designated Consulting Executive as CEO and president of the Company or Other Executive Positions (the "Services");

         NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1.       EFFECTIVENESS; RETENTION OF CONSULTANT; SERVICES TO BE PERFORMED

                  (a) Effective as of the date of this Agreement the Company engages Consultant to provide the Services during the Term (as defined in paragraph 3) including the services of Designated Consulting Executive as CEO or in Other Executive Positions and Consultant hereby accepts such engagement and agrees to perform the Services for the Company upon the terms and conditions set forth in this Agreement including making Designated Consulting Executive available, as CEO (or Other Executive Positions) and the person who will be the primary employee of Consultant assigned to discharge the duties and obligations of Consultant hereunder. During the Term (as defined in Paragraph 3), Consultant shall cause Designated Consulting Executive to devote such attention on a substantially full time basis to perform the services required by this Agreement.


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                    (b) Designated Consulting Executive, by executing this
Agreement, shall assume and perform the Services to the best of his ability and agrees to be bound by all the terms and conditions applicable to him including, but not limited, to the provisions of paragraph 6 and 7 and further agrees individually to serve as CEO or in Other Executive Positions and/or director of Company and any subsidiary if elected during the Term.

                  (c) Consultant shall perform the services hereunder at such locations as are reasonably necessary for Consultant to perform his duties under this Agreement.



                  (d) Through the date of this Agreement Consultant was engaged by the Company (and provided the services of Designated Consulting Executive) pursuant to a Consulting Agreement between Consultant and Aspatuck Holdings Nevada Inc., dated September 1, 2005 ( "the Prior Agreement."). The parties agree that the Prior Agreement shall terminate without any liability and neither the Company, Designated Consulting Executive or any party to such agreement such have obligation thereunder except as set forth in paragraph 6 thereof.


                 (e) "Senior Officer" shall refer to Jason Meyers and his designees who are officers of the Company.

     2. INDEPENDENT CONTRACTOR. In rendering services hereunder, Consultant shall be acting as an independent contractor, providing its own tools of the trade, workspace and managing its own hours of work as determined by Consultant to fulfill the engagement, and not as an employee or agent of the Company. Nothing contained in this Agreement shall be construed or applied to create a partnership. Consultant shall be responsible for the payment of all federal, state or local taxes payable with respect to all amounts paid to Consultant under this Agreement; provided, however, that if the Company is determined to be liable for collection and/or remittance of any such taxes, Consultant shall immediately reimburse the Company for all such payments made by the Company.

      3. TERM. Unless terminated at an earlier date in accordance with paragraph 7, this Agreement or substituted Employment Agreement shall terminate on February 29, 2009 (the "Term").

     4. COMPENSATION.

              (a) As compensation for Consultant's services hereunder, the Company will pay Consultant a cash fee of not less than $288,000, or $96,000 per annum .This amount shall be paid in monthly installments of $8,000 of which $4,000 shall be payable by wire transfer on the first day of each month during the term and $4,000 payable by wire transfer on the fifteenth (15th) day of the month;

            (b) It is agreed that the cash compensation portion of the Agreement shall be re-negotiated from time to time as the financial picture of the Company improves, and at such time as there are three (3) outside directors and/or a compensation committee of the Board of Directors of the Company, but in no event shall be less than the Minimum compensation stated above.


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          (c) As additional consideration hereunder Consultant shall receive
Warrants (the "Warrants") to purchase 19,200,000 of shares of the common stock of the Company (the "Shares") at an exercise price of $ 0.0117 per share. Such warrants shall "vest" and may be exercised in accordance with the following schedule:

                           i Warrants to purchase 6,400,000 Shares shall be "service based" and at the end of each month that the Designated Consulting Executive has provided services hereunder or pursuant to the Employment Agreement as hereinafter defined 1/36th of such Shares shall vest.

                           ii. Warrants to purchase 6,400,000 Shares shall be "revenue based" and shall vest in their entirety upon filing of a report with the Securities & Exchange Commission containing reviewed or audited statements reflecting the recognition of revenue for the first sale of a production model of a Company product after the date hereof provided payment is made therefore and the product is not returned and provided further such sale occurs during the period that the Designated Consulting Executive has provided services hereunder or pursuant to the Employment Agreement.

                           iii. Warrants to purchase 6,400,000 Shares shall vest in their entirety upon filing of a report with the Securities & Exchange Commission containing reviewed or audited statements reflecting EBITA or earnings before taxes,interest or amortization , of $1,000,000 and provided further such sale occurs during the period that the Designated Consulting Executive has provided services hereunder or pursuant to the Employment Agreement.

                    (d) The Warrants , in addition to term set forth above, shall have a term of seven (7 ) years, contain no price anti dilution provision and contain such other terms and provisions as may be customary in the reasonable opinion of counsel to the Company for securities of this type.

                  (e) The number of Shares subject to the Warrants shall increase to the extent any additional Shares are issued in connection with or relating in any manner to events or transactions prior to September 9, 2005 including Shares issued to obtain funds to satisfy any pre September 9, 2005 obligation and Shares issued upon exercise or conversion of warrants or convertible securities issued for such purpose.


5 EXPENSES. Consultant shall be reimbursed in accordance with the policies and procedures that the Company establishes from time to time, for all reasonable and necessary out-of-pocket expenses that Consultant incurs in performing the services hereunder, including, without limitation, reasonable travel expenses incurred by Consultant.


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6 PROTECTION OF TRADE SECRETS, KNOW-HOW AND/OR OTHER CONFIDENTIAL INFORMATION OF
THE COMPANY.

              (a) Except as specifically permitted or directed by the Senior Officer in writing or inconnection with the business of the Company to a person executing a confidentiality agreement containing terms similar to paragraph 6(a) and (f) Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in accordance with the provisions herein or the written policies of the Company) any confidential or secret knowledge or information of the Company that Consultant has acquired or become acquainted with during engagement by the Company or any affiliated companies prior to the Term or will that he may acquire or become acquainted with during the Term, whether developed by Consultant or by others, concerning any trade secrets or confidential information. Trade Secrets and Confidential Information shall refer to any and all trade secrets and confidential information , including but not limited to all confidential or secret designs, processes, formulae, products or future products, plans, devices or material (whether or not patented or patentable) directly or indirectly related in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company ("Company Confidential Information")

           (b) . It is agreed that all materials produced for the Company by Consultant, including any data collected or information produced for Company by Consultant as well as Software, tools and other instrumentation or intellectual property, or other inventions ( individually and collectively" Company Intellectual Property"), created by Consultant during and/or as a result of the engagement hereunder or the Prior Agreement, and irrespective of whether the the "tools of the trade" as defined in paragraph 6 (d) were utilized in connection with any Company Intellectual Property, shall be the property of the Company, free and clear of all claims thereto by the Company, and the Consultant shall retain no claim of authorship therein. and all rights therein of Consultant , if any, are hereby assigned to the Company irrespective of whether such works constitute works for hire". At the request of the Company Consultant shall execute such documents as the Company may desire to evidence or effect its ownership in the Company Intellectual Property. All Company Intellectual Property , shall also be deemed Company Confidential Information and subject as such to the provisions of this Agreement relating to such information.

            (c) Upon termination of this Agreement, Consultant shall deliver to the Company all property that is in his possession and that is the Company's property or relates to the Company's business, including, but not limited to records, notes, data, memoranda, software, electronic information, models, equipment, and any copies of the same. Consultant shall permanently delete all of his electronic data containing such property


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           (d) Consultant may, from time to time, during the engagement, use proprietary and/or confidential "tools of the trade" Such tools of the trade may include software, instruments and/or methodologies developed or acquired by Consultant, at Consultant's own investment, prior to, or during the engagement, that are not directly related to the Business of Company, including, but not limited to, personal computer software, Internet-based software, computers and related tools that perform functions, including but not limited to conducting surveys, managing projects and facilitating collaboration among participants, where such functions are incidental to the business of Company. Except as provided in paragraph 6 (b) hereof ,use of such tools of the trade on the engagement by the Consultant, other consultants employed by Company or employees of Company shall not constitute any transfer of right, title or interest in the tools of the trade to Company. Such usage shall be considered a royalty free use license for the term of the engagement. Use of such tools after the Engagement shall be subject to separate agreement(s), not included herein.

           (e) During the course of the engagement, Consultant may disclose confidential and/or proprietary information about Consultant's business and business practices identified as such by Consultant. Company shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of that Consultant has provided to the Company, or that the Company has acquired or become acquainted with or will acquire or become acquainted with during the Term or during engagement by the Consultant prior to the Term, whether developed by Consultant or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, products or future products, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Consultant, any customer or supplier lists of the Consultant, any confidential or secret development or research work of the Consultant, or any other confidential information or secret aspects of the business of the Consultant("CONSULTANT Confidential Information").

         (f) The parties acknowledges that the Company Confidential Information and CONSULTANT Confidential Information constitutes a unique and valuable asset of the respective party , acquired at great time and expense by the respective party and predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Consultant or the Company would be wrongful and would cause irreparable harm to the C respective party . Both during and after the Term Company and CONSULTANT will refrain from any acts or omissions that would reduce the value of such Company Confidential Information or CONSULTANT Confidential Information to the respective party. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the respective party other than as a direct or indirect result of the breach of this Agreement by respective party.

        (g) The provisions relating to the obligation of Consultant in this paragraph 6 shall apply to Designated Consulting Executive as if "Designated Consulting Executive" were substituted for "Consultant"..

                           7      TERMINATION.

      (a) Neither party may terminate this Agreement except as set forth herein.


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       (b). If the Designated Consulting Executive dies during the Term, the
Term shall terminate as of the date of the Designated Consulting Executive's death. If the Designated Consulting Executive becomes Totally Disabled (as that term is defined below) for forty five (45) days in the aggregate during any consecutive twelve-month period during the Term, the Company shall have the right to terminate this Agreement by giving the Designated Consulting Executive thirty (30) days' prior written notice thereof. Upon termination of the Term under this Paragraph 7(b), the Company shall have no further obligations or liabilities under this Agreement, except to pay to the CONSULTANT: (i) the portion, if any, that remains unpaid of the cash compensation for periods prior to termination; and (ii) the amount of any expenses reimbursable to CONSULTANT.

          "Totally Disabled",, as used herein, shall mean a mental or physical condition which, in the reasonable opinion of an independent medical doctor selected by the Company in its discretion, renders the Designated Consulting Executive unable or incompetent to carry out the material duties and responsibilities of the CONSULTANT AND THE Designated Consulting Executive under this Agreement.

       (c) The Company may terminate this Agreement for Cause upon written notice and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement, the Company shall have Cause to terminate this Agreement, if in the reasonable good faith judgment of the Company, CONSULTANT OR Designated Consulting Executive (i) materially breaches any of its or his agreements, duties or obligations under this Agreement and has not cured such breach within thirty (30) days after Company's written notice, including, without limitation, the Designated Consulting Executive's failure to perform his duties hereunder, other than a failure resulting from his illness or sickness; or (ii) embezzles or converts to his own use any funds of the Company;

         (d) Consultant may terminate this Agreement upon failure by the Company to comply with the material provisions of this Agreement, which is not cured within thirty (30) days after written notice.

        (e) The Company at any time may elect to terminate this agreement upon fifteen days notice and enter into a separate written employment agreement ("Employment Agreement") with Designated Consulting Executive for the balance of the Term. Such Employment Agreement shall commence on the first day of the first calendar month following the aforesaid notice of election. The provisions of paragraphs 4 through 10 hereof shall apply to the Employment Agreement as if the name of "Designated Consulting Executive" were substituted for "Consultant". During the balance of the Term under the Employment Agreement the Designated Consulting Executive shall devote his time and attention to the affairs of the Company and not engage in any business activity with another entity. The Employment Agreement shall contain such other non material terms and provisions as may be customary in the reasonable opinion of counsel to the Company, for agreements of this type without modifying paragraphs 4 through 10. For example, there may be a provision for withholding tax. Notwithstanding termination pursuant to this paragraph 7(e), the provision of paragraph 6 shall still be applicable to the Company and the CONSULTANT.


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      (f) If, during the Term, the Employment Agreement is substituted for this
Agreement and the Employment Agreement is terminated by the Company without Cause, or the Designated Consulting Executive shall terminate his employment pursuant to paragraph 7 (d, ,then the Employment Agreement shall provide that the Company shall pay the Designated Consulting Executive on the termination date ,in lieu of other damages, an amount equal to (i) the greater of the the amount of cash compensation remaining unpaid to Designated Consulting Executive under the Employment Agreement or $200,000 if termination occurs in the first two years of the Term or (ii) ,if termination occurs in the final year of the Term, an amount equal to two times the cash compensation remaining unpaid to Designated Consulting Executive under the Employment Agreement.

8. COVENANTS

           (a) The Consultant hereby covenants and agrees that during the term of this Agreement, the Consultant shall not, within the boundaries of the Territory, without the prior written consent of the Companies (which consent may be withheld in the sole and absolute discretion of Companies), directly or indirectly, either alone or in association or in connection with or on behalf of any person, firm, partnership, corporation or other entity or venture now existing or hereafter created: (i) be or become interested or engaged in, directly or indirectly, with any Competitive Business including, without limitation, being or becoming an organizer, investor, lender, partner, joint venturer, stockholder, officer, director, employee, manager to any Competitive Business, or (ii) use or permit the use of the Consultant's name or any part thereof to be used or employed in connection with any Competitive Business (collectively and severally, the "NONCOMPETITION COVENANTS"). Notwithstanding the foregoing, the provisions of this PARAGRAPH shall not be deemed to prevent the purchase or ownership by the Consultant as a passive investment of the outstanding capital shares of any publicly held corporation, so long as any other obligation or duty under the Noncompetition Covenants are not breached. For purposes of this PARAGRAPH8.1, the following capitalized terms shall have the definitions set forth below:

                           i "COMPETITIVE BUSINESS" - The term "Competitive Business" is defined as any business that directly competes with the business conducted by the Company whether such business is conducted by a proprietorship, partnership, corporation or other entity or venture.

                              ii "TERRITORY" - The term "Territory" is defined
                           as the United States and any country in which the Company is marketing the Company's products.

         (b). The Consultant will not, directly or indirectly, individually or on behalf of other persons, solicit, aid or induce (i) any employee of the Company or any of its affiliates to leave their employment with the Company or its affiliates to accept employment with or render services to or with any person, firm, corporation or other entity or assist or aid any other person, firm, corporation or other entity in identifying or hiring away such employee,
(ii) any customer or vendor of the Company to alter its business relationship with the Company or to purchase products or services then sold by the Company or its affiliates from another person, firm, corporation or other entity or assist or aid any other person or entity in identifying or soliciting any such customer or vendor or (iii) any other remaining employee of the Company or its affiliates to leave such employee's employment with the Company or its affiliates.


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         (c) Non-disparagement. During the Term, and for a period of one year after the termination or expiration of the Agreement, Consultant shall not, directly or indirectly, make or publish any disparaging statements(whether written or oral) regarding the Company or any of its affiliated companies or businesses, or the affiliates, directors, officers, agents, principal stockholders or customers of any of them disparaging statements including, but not limited to, any such statements to any employee of the Company or its affiliates or any customer, vendor supplier or licensor.

         (d) INJUNCTIVE RELIEF/LEGAL REMEDIES. The Parties agree that the remedy at law for any breach by the Consultant of this Agreement and specifically the provisions of paragraphs 6 and 8 will be inadequate and that the Company or any of its subsidiaries or other successors or assigns shall be entitled to injunctive relief without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights and remedies Company or any of its subsidiaries or their successors or assigns might have for such breach.

9. ARBITRATION

Except as otherwise provided herein any claim or dispute of any nature between the parties hereto arising directly or indirectly from the relationship created by this Agreement shall be resolved exclusively by arbitration in New York, in accordance with the applicable rules of the American Arbitration Association. The fees of the arbitrator(s) and other costs incurred by the parties in connection with such arbitration shall be paid by the party which is unsuccessful in such arbitration. The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than 30 days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing.

10            MISCELLANEOUS.

       (a) Except as otherwise provided herein,, this Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

         (b) This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     (c) Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.


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   (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted successors and assigns.This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party, except it may be assigned by the Company, without Consultant's consent in any company which acquired all or substantially all of the Company's business or assets or with which the Company is merged or consolidated.

  (e) No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement

 (f) All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.




                                            If  to the Company

                                            Attention Senior Officer:





                                             If to the Consultant:


                                            Albert Case
                                            Stamford Research LLC
                                            6109 Gannetdale Drive
                                            Suite 200
                                            Lithia, FL 33547



Any party may change the address set forth above by notice to each other party given as provided herein.

(g) The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(h) ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.


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(i)      Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

(j) No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by Consultant shall constitute a waiver of any other right or breach by Consultant.

(k) EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

Stamford Research, LLC                        Turbodyne Technologies, Inc.



                                              By: _____________________________
By: _____________________________                    Jason Meyers, Chairman and
                                                      senior officer
Albert F. Case, Jr., managing director

Designated Consulting Executive

--------------------------
Albert F. Case, Jr,individually






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